Exhibit 17(e)



[LOGO] Merrill Lynch Investment Managers

Annual Report
October 31, 2002

Merrill Lynch
Large Cap
Value Fund
Of Merrill Lynch Large Cap Series Funds, Inc.

www.mlim.ml.com

                       MERRILL LYNCH LARGE CAP VALUE FUND

Portfolio Information
As of October 31, 2002

                                                                     Percent of
Ten Largest Equity Holdings                                          Net Assets
-------------------------------------------------------------------------------
Exxon Mobil Corporation......................................              4.0%
Bank of America Corporation..................................              3.8
The Procter & Gamble Company.................................              2.3
U.S. Bancorp ................................................              2.2
Wachovia Corporation.........................................              2.1
Washington Mutual, Inc.......................................              1.9
Philip Morris Companies Inc..................................              1.8
Citigroup Inc................................................              1.8
The Allstate Corporation ....................................              1.7
National City Corporation....................................              1.4
-------------------------------------------------------------------------------
                                                                     Percent of
Five Largest Industries                                              Net Assets
-------------------------------------------------------------------------------
Banks........................................................             24.1%
Household Durables...........................................              7.2
Health Care Providers & Services.............................              7.1
Oil & Gas ...................................................              5.2
Specialty Retail ............................................              5.1
-------------------------------------------------------------------------------

                           Merrill Lynch Large Cap Value Fund, October 31, 2002

DEAR SHAREHOLDER

Merrill Lynch Large Cap Value Fund invests primarily in a diversified portfolio of equity securities of large cap companies that Fund management selects from among the securities found in the Russell 1000(R) Index. Our investment process attempts to add value through both security selection and portfolio construction. Security selection involves the use of quantitative selection criteria including earnings momentum, earnings surprise and valuation. These criteria are input into a proprietary quantitative model and are subject to selective fundamental overrides. Portfolio construction consists of an optimization process with risk management controlling style, capitalization, sector and individual security selection.

Fiscal Year in Review

For the six months ended October 31, 2002, the Fund's Class A, Class B, Class C and Class D Shares had total returns of -17.06%, -17.46%, -17.46% and -17.09%, respectively. (Fund results shown do not reflect sales charges, and would be lower if sales charges were included. Complete performance information can be found on pages 4-6 of this report to shareholders.) The six-month performance results are essentially flat to the -17.35% total return of the benchmark unmanaged Russell 1000 Value Index for the same period.

For the 12-month period ended October 31, 2002, the Fund's Class A, Class B, Class C and Class D Shares had total returns of -4.31%, -5.25%, -5.25% and -4.52%, respectively, which compare quite favorably to the -10.02% return of the Russell 1000 Value Index. The major drivers of performance for the past year were stock selection in consumer discretionary and financials, the Portfolio's underweight in telecommunication services and the Portfolio's overweight in consumer discretionary. Our overweight and stock selection in information technology had a negative impact on performance. Generating absolute performance in the market environment of the past year has been very difficult. As such, we have done our best to gain relative performance compared to our benchmark and competitive peer groups.

During the last six months of the fiscal year ended October 31, 2002, positive contributors to Fund performance included stock selection in financials, our underweight in utilities and our overweight in consumer staples. The largest negative contributor to performance was stock selection in health care and information technology. The largest single positive contributors to performance were Coca-Cola Enterprises Inc., Henry Schein, Inc., AutoZone, Inc. and Deluxe Corporation. Relative to the benchmark, we also benefited from not owning J.P. Morgan Chase & Co. and El Paso Corporation. The largest detractors to performance included HealthSouth Corporation, CIGNA Corporation, and Sears, Roebuck & Co. Relative to the benchmark, we increased our selection in financials and materials, and reduced our selection in information technology and health care. Our largest purchases included Lockheed Martin Corporation, U.S. Bancorp, Winn-Dixie Stores, Inc. and PPG Industries, Inc., and our largest sales included Tenet Healthcare Corporation, Circuit City Stores, Comerica Incorporated and Cendant Corporation.

Economic Environment

Looking back at the markets during the past six months from a technical perspective, the July low in stocks had the classic hallmarks of a major market bottom. Pessimism was at an extreme, record mutual fund redemptions reeked of capitulation and corporate insiders had resumed buying. We believe that absolute valuations remain the greatest obstacle to a sustained new increase in equity prices. However, equities are inexpensive compared to the level of short-term interest rates and to ten-year Treasury yields. The distrust of published earnings data adds another element of confusion about assessing the value of stocks. An increase in company buybacks of stocks and continued insider buying suggest that there are pockets of value in parts of the market. Even if one accepted the view that valuations are in a sustainable zone, the long-run prospects for equity prices are constrained by the subdued outlook for earnings. Most companies continue to face tough competitive conditions.

Much of the corporate sector is battling against the unpleasant combination of soft volume growth and negligible pricing power. Second quarter revenue growth for Standard & Poor's 500 companies was only 2.4% above year-ago levels. Faced with such sluggish top-line performance, companies can only boost profits by cutting costs. Companies have been successful in raising efficiency and lowering costs during the past year. In the absence of increased demand, we believe companies will be forced to embark on a new wave of labor shedding with negative implications for the consumer sector.

There is little good news to report with regard to the economic outlook. Companies are still retrenching and the pace of job cutbacks may even accelerate. This raises a huge question regarding the sustainability of consumer spending. Real gross domestic product growth rose strongly in the third quarter, but that paints a misleading picture of the economy's underlying trend. A renewed Federal Reserve Board monetary easing would probably trigger a rally in stocks and a sell-off in bonds. However, it is impossible to predict in advance whether that would mark a sustained shift in market trends. In our opinion, the Federal Reserve Board needs to get ahead of market expectations and arrest the slide in confidence. At this time, lower interest rates alone are not likely to cause businesses to step up their spending. We believe that will require an improvement in the profit outlook, which may take time to develop.

The duration and magnitude of the equity market decline leads us to believe that many of the negatives described above are in stock prices and that the summer and fall of 2002 will turn out to have been reasonable times to have purchased common stocks. We summarize the positives and negatives for equities as follows:

Positives:

o     Record low interest rates;
o     Investor sentiment;
o     Valuation relation to cash and Treasury issues.

Negatives:

     o Slow nominal and earnings growth;
     o Iraq/terrorism threats;
     o Lack of trust around corporate governance.

As for the Portfolio, we continue to believe that stock selection is more important than sector, style or capitalization selection in the current market. Having said that, we are overweight in consumer discretionary and consumer staples, and underweight in information technology, utilities, telecommunication services and energy. We also believe that small-, mid- and large-capitalization stocks are more attractive at this time than mega cap companies, and the Portfolio reflects this position.

In Conclusion

We thank you for your investment in Merrill Lynch Large Cap Value Fund, and we look forward to reviewing our outlook and strategy with you in our next report to shareholders.

Sincerely,


/s/ Terry K. Glenn

Terry K. Glenn
President and Director/Trustee


/s/ Robert C. Doll, Jr.

Robert C. Doll, Jr.
Senior Vice President and
Portfolio Manager

December 3, 2002


                                     2 & 3

                           Merrill Lynch Large Cap Value Fund, October 31, 2002
PERFORMANCE DATA

About Fund
Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing(SM) System, which offers four pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

o Effective June 1, 2001, Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after six years. All Class B Shares purchased prior to June 1, 2001 will maintain the four-year schedule. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately eight years. (There is no initial sales charge for automatic share conversions.)

o Class C Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class D Shares incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

     None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Fund's Administrator voluntarily waived a portion of its administration fee. Without such waiver, and reimbursement of expenses, the Fund's performance would have been lower.

Recent
Performance
Results

                                                6-Month           12-Month           Since Inception
As of October 31, 2002                       Total Return       Total Return           Total Return
====================================================================================================
ML Large Cap Value Fund Class A Shares*         -17.06%            - 4.31%               + 2.24%
----------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class B Shares*         -17.46             - 5.25                - 0.69
----------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class C Shares*         -17.46             - 5.25                - 0.69
----------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class D Shares*         -17.09             - 4.52                + 1.50
----------------------------------------------------------------------------------------------------
Russell 1000 Value Index**                      -17.35             -10.02                -16.06
====================================================================================================

 * Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Performance results are for a limited asset pool. The Fund's inception date is 12/22/99.
** This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. The since inception total return is from 12/31/99.

Total Return Based on a $10,000 Investment--Class A Shares and Class B Shares

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the Russell 1000 Value Index. Values are from December 22, 1999 to October 2002.



                                             12/22/99**     10/00          10/01          10/02
Merrill Lynch Large Cap Value Fund+--
Class A Shares*                              $ 9,475        $11,029        $10,123        $ 9,687
Merrill Lynch Large Cap Value Fund+--
Class B Shares*                              $10,000        $11,540        $10,481        $ 9,633

                                             12/31/99       10/00          10/01          10/02
Russell 1000 Value Index++                   $10,000        $10,809        $ 9,527        $ 8,394

* Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
+ ML Large Cap Value Fund invests all of its assets in Master Large Cap Value Portfolio of Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes are undervalued.
++ This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. The starting date for the Index in the graph is from 12/31/99.

      Past performance is not predictive of future performance.

Average Annual
Total Return

                                             % Return Without    % Return With
                                                Sales Charge     Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 9/30/02                              -7.09%           -11.97%
--------------------------------------------------------------------------------
Inception (12/22/99) through 9/30/02                -0.10            - 2.02
--------------------------------------------------------------------------------
 *    Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                 % Return           % Return
                                               Without CDSC        With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 9/30/02                              -7.97%           -11.65%
--------------------------------------------------------------------------------
Inception (12/22/99) through 9/30/02                -1.09            - 2.17
--------------------------------------------------------------------------------
 * Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

                                     4 & 5

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

PERFORMANCE DATA (concluded)

Total Return Based on a $10,000 Investment--Class C Shares and Class D Shares

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the Russell 1000 Value Index. Values are from December 22, 1999 to October 2002.


                                             12/22/99**     10/00          10/01          10/02
Merrill Lynch Large Cap Value Fund+--
Class C Shares*                              $10,000        $11,540        $10,481        $ 9,931
Merrill Lynch Large Cap Value Fund+--
Class D Shares*                              $ 9,475        $11,000        $10,073        $ 9,617

                                             12/31/99       10/00          10/01          10/02
Russell 1000 Value Index++                   $10,000        $10,809        $ 9,527        $ 8,394

* Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
+ ML Large Cap Value Fund invests all of its assets in Master Large Cap Value Portfolio of Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes are undervalued.
++ This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. The starting date for the Index in the graph is from 12/31/99.

      Past performance is not predictive of future performance.

Average Annual
Total Return

                                                 % Return           % Return
                                               Without CDSC        With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 9/30/02                              -7.97%           -8.89%
--------------------------------------------------------------------------------
Inception (12/22/99) through 9/30/02                -1.09            -1.09
--------------------------------------------------------------------------------
 * Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.


                                             % Return Without    % Return With
                                                Sales Charge     Sales Charge**
================================================================================
Class D Shares*
================================================================================
One Year Ended 9/30/02                              -7.22%           -12.09%
--------------------------------------------------------------------------------
Inception (12/22/99) through 9/30/02                -0.32            - 2.24
--------------------------------------------------------------------------------
 *    Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

STATEMENT OF ASSETS AND LIABILITIES


MERRILL LYNCH
LARGE CAP
VALUE FUND    As of October 31, 2002
=============================================================================================================================

Assets:       Investment in Master Large Cap Value Portfolio, at value
              (identified cost--$389,932,760) ...............................................                   $ 383,687,285
              Prepaid registration fees .....................................................                          40,930
                                                                                                                -------------
              Total assets ..................................................................                     383,728,215
                                                                                                                -------------
=============================================================================================================================
Liabilities:  Payables:
                Distributor .................................................................   $    235,279
                Administrator ...............................................................         87,871          323,150
                                                                                                ------------
              Accrued expenses ..............................................................                         112,853
                                                                                                                -------------
              Total liabilities .............................................................                         436,003
                                                                                                                -------------
=============================================================================================================================
Net Assets:   Net assets ....................................................................                   $ 383,292,212
                                                                                                                =============
=============================================================================================================================
Net Assets    Class A Shares of Common Stock, $.10 par value, 100,000,000 shares authorized .                   $     653,970
Consist of:   Class B Shares of Common Stock, $.10 par value, 200,000,000 shares authorized .                       1,758,636
              Class C Shares of Common Stock, $.10 par value, 100,000,000 shares authorized .                         965,920
              Class D Shares of Common Stock, $.10 par value, 100,000,000 shares authorized .                         454,030
              Paid-in capital in excess of par ..............................................                     432,355,240
              Accumulated realized capital losses on investments from the Portfolio--net ....   $(46,650,109)
              Unrealized depreciation on investments from the Portfolio--net ................     (6,245,475)
                                                                                                ------------
              Total accumulated losses--net .................................................                     (52,895,584)
                                                                                                                -------------
              Net assets ....................................................................                   $ 383,292,212
                                                                                                                =============
=============================================================================================================================
Net Asset     Class A--Based on net assets of $66,753,997 and 6,539,705 shares outstanding ..                   $       10.21
Value:                                                                                                          =============
              Class B--Based on net assets of $174,623,470 and 17,586,356 shares outstanding                    $        9.93
                                                                                                                =============
              Class C--Based on net assets of $95,894,506 and 9,659,200 shares outstanding ..                   $        9.93
                                                                                                                =============
              Class D--Based on net assets of $46,020,239 and 4,540,301 shares outstanding ..                   $       10.14
                                                                                                                =============
=============================================================================================================================

      See Notes to Financial Statements.


                                     6 & 7

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

STATEMENT OF OPERATIONS

MERRILL LYNCH
LARGE CAP
VALUE FUND               For the Year Ended October 31, 2002
==================================================================================================================

Investment               Net investment income allocated from the Portfolio:
Income from the            Dividends (net of $119 foreign withholding tax) ........                  $   6,911,167
Portfolio--Net:            Securities lending--net ................................                         77,914
                           Interest ...............................................                         14,841
                           Expenses ...............................................                     (2,355,032)
                                                                                                     -------------
                         Net investment income from the Portfolio .................                      4,648,890
                                                                                                     -------------
==================================================================================================================
Expenses:                Account maintenance and distribution fees--Class B .......    $1,926,566
                         Administration fees ......................................       988,509
                         Account maintenance and distribution fees--Class C .......       935,329
                         Transfer agent fees--Class B .............................       275,034
                         Transfer agent fees--Class C .............................       137,326
                         Account maintenance fees--Class D ........................       127,125
                         Registration fees ........................................       106,940
                         Transfer agent fees--Class A .............................        71,913
                         Printing and shareholder reports .........................        71,657
                         Transfer agent fees--Class D .............................        62,427
                         Professional fees ........................................        57,924
                         Other ....................................................         7,049
                                                                                       ----------
                         Total expenses ...........................................                      4,767,799
                                                                                                     -------------
                         Investment loss--net .....................................                       (118,909)
                                                                                                     -------------
==================================================================================================================
Realized & Unrealized    Realized loss on investments from the Portfolio--net .....                    (26,456,386)
Loss from the            Change in unrealized depreciation on investments from
Portfolio--Net:          the Portfolio--net .......................................                     (4,904,801)
                                                                                                     -------------
                         Total realized and unrealized loss from the Portfolio--net                    (31,361,187)
                                                                                                     -------------
                         Net Decrease in Net Assets Resulting from Operations .....                  $ (31,480,096)
                                                                                                     =============
==================================================================================================================


      See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS



                                                                                                  For the Year
MERRILL LYNCH                                                                                  Ended October 31,
LARGE CAP                                                                              -------------------------------
VALUE FUND      Increase (Decrease) in Net Assets:                                           2002              2001
======================================================================================================================
Operations:     Investment loss--net ..............................................    $    (118,909)    $    (592,865)
                Realized loss on investments from the Portfolio--net ..............      (26,456,386)      (19,939,159)
                Change in unrealized appreciation/depreciation on investments
                from the Portfolio--net ...........................................       (4,904,801)       (4,520,228)
                                                                                       -------------     -------------
                Net decrease in net assets resulting from operations ..............      (31,480,096)      (25,052,252)
                                                                                       -------------     -------------
======================================================================================================================
Dividends to    Return of capital--net:
Shareholders:     Class A .........................................................               --           (36,240)
                  Class B .........................................................               --            (5,209)
                  Class C .........................................................               --            (2,939)
                  Class D .........................................................               --           (21,206)
                                                                                       -------------     -------------
                Net decrease in net assets resulting from dividends to shareholders               --           (65,594)
                                                                                       -------------     -------------
======================================================================================================================
Capital Share   Net increase in net assets derived from capital share transactions        89,427,595       273,952,466
Transactions:                                                                          -------------     -------------
======================================================================================================================
Net Assets:     Total increase in net assets ......................................       57,947,499       248,834,620
                Beginning of year .................................................      325,344,713        76,510,093
                                                                                       -------------     -------------
                End of year .......................................................    $ 383,292,212     $ 325,344,713
                                                                                       =============     =============
======================================================================================================================


      See Notes to Financial Statements.


                                      8 & 9

                            Merrill Lynch Large Cap Value Fund, October 31, 2002
FINANCIAL HIGHLIGHTS

                                                                                               Class A
                     The following per share data and ratios have been     -------------------------------------------------
                     derived from information provided in the financial          For the Year Ended           For the Period
MERRILL LYNCH        statements.                                                     October 31,              Dec. 22, 1999+
LARGE CAP                                                                  -----------------------------      to October 31,
VALUE FUND           Increase (Decrease) in Net Asset Value:                   2002              2001              2000
============================================================================================================================
Per Share            Net asset value, beginning of period .............    $     10.67       $     11.64       $     10.00
Operating                                                                  -----------       -----------       -----------
Performance:         Investment income (loss)--net ....................            .05++             .07++              --@@
                     Realized and unrealized gain (loss) on investments
                     from the Portfolio--net ..........................           (.51)            (1.03)             1.64
                                                                           -----------       -----------       -----------
                     Total from investment operations .................           (.46)             (.96)             1.64
                                                                           -----------       -----------       -----------
                     Less dividends from return of capital--net .......             --              (.01)               --
                                                                           -----------       -----------       -----------
                     Net asset value, end of period ...................    $     10.21       $     10.67       $     11.64
                                                                           ===========       ===========       ===========
============================================================================================================================
Total Investment     Based on net asset value per share ...............         (4.31%)           (8.21%)           16.40%@
Return:**                                                                  ===========       ===========       ===========
============================================================================================================================
Ratios to Average    Expenses, net of reimbursement+++ ................          1.03%             1.04%             1.32%*
Net Assets:                                                                ===========       ===========       ===========
                     Expenses+++ ......................................          1.03%             1.04%             5.32%*
                                                                           ===========       ===========       ===========
                     Investment income (loss)--net ....................           .76%              .60%             (.07%)*
                                                                           ===========       ===========       ===========
============================================================================================================================
Supplemental         Net assets, end of period (in thousands) .........    $    66,754       $    42,641       $    16,211
Data:                                                                      ===========       ===========       ===========
============================================================================================================================

                                                                                               Class B
                     The following per share data and ratios have been     -------------------------------------------------
                     derived from information provided in the financial          For the Year Ended           For the Period
                     statements.                                                     October 31,              Dec. 22, 1999+
                                                                           -----------------------------      to October 31,
                     Increase (Decrease) in Net Asset Value:                   2002              2001              2000
============================================================================================================================

Per Share            Net asset value, beginning of period .............    $     10.48       $     11.54       $     10.00
Operating                                                                  -----------       -----------       -----------
Performance:         Investment loss--net .............................           (.03)++           (.04)++           (.01)
                     Realized and unrealized gain (loss) on investments
                     from the Portfolio--net ..........................           (.52)            (1.02)             1.55
                                                                           -----------       -----------       -----------
                     Total from investment operations .................           (.55)            (1.06)             1.54
                                                                           -----------       -----------       -----------
                     Less dividends from return of capital--net .......             --                --@@              --
                                                                           -----------       -----------       -----------
                     Net asset value, end of period ...................    $      9.93       $     10.48       $     11.54
                                                                           ===========       ===========       ===========
============================================================================================================================
Total Investment     Based on net asset value per share ...............         (5.25%)           (9.18%)           15.40%@
Return:**                                                                  ===========       ===========       ===========
============================================================================================================================
Ratios to Average    Expenses, net of reimbursement+++ ................          2.05%             2.07%             2.55%*
Net Assets:                                                                ===========       ===========       ===========
                     Expenses+++ ......................................          2.05%             2.07%             3.91%*
                                                                           ===========       ===========       ===========
                     Investment loss--net .............................          (.28%)            (.44%)           (1.05%)*
                                                                           ===========       ===========       ===========
============================================================================================================================
Supplemental         Net assets, end of period (in thousands) .........    $   174,623       $   167,613       $    36,037
Data:                                                                      ===========       ===========       ===========
============================================================================================================================

                                                                                               Class C
                     The following per share data and ratios have been     -------------------------------------------------
                     derived from information provided in the financial          For the Year Ended           For the Period
                     statements.                                                     October 31,              Dec. 22, 1999+
                                                                           -----------------------------      to October 31,
                     Increase (Decrease) in Net Asset Value:                   2002              2001              2000
============================================================================================================================

Per Share            Net asset value, beginning of period .............    $     10.48       $     11.54       $     10.00
Operating                                                                  -----------       -----------       -----------
Performance:         Investment loss--net .............................           (.03)++           (.04)++           (.01)
                     Realized and unrealized gain (loss) on investments
                     from the Portfolio--net ..........................           (.52)            (1.02)             1.55
                                                                           -----------       -----------       -----------
                     Total from investment operations .................           (.55)            (1.06)             1.54
                                                                           -----------       -----------       -----------
                     Less dividends from return of capital--net .......             --                --@@              --
                                                                           -----------       -----------       -----------
                     Net asset value, end of period ...................    $      9.93       $     10.48       $     11.54
                                                                           ===========       ===========       ===========
============================================================================================================================
Total Investment     Based on net asset value per share ...............         (5.25%)           (9.18%)           15.40%@
Return:**                                                                  ===========       ===========       ===========
============================================================================================================================
Ratios to Average    Expenses, net of reimbursement+++ ................          2.05%             2.07%             2.54%*
Net Assets:                                                                ===========       ===========       ===========
                     Expenses+++ ......................................          2.05%             2.07%             4.05%*
                                                                           ===========       ===========       ===========
                     Investment loss--net .............................          (.28%)            (.45%)           (1.04%)*
                                                                           ===========       ===========       ===========
============================================================================================================================
Supplemental         Net assets, end of period (in thousands) .........    $    95,895       $    77,901       $    15,885
Data:                                                                      ===========       ===========       ===========
============================================================================================================================


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Portfolio's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


                                    10 & 11

                            Merrill Lynch Large Cap Value Fund, October 31, 2002
FINANCIAL HIGHLIGHTS (concluded)

                                                                                               Class D
                     The following per share data and ratios have been     -------------------------------------------------
                     derived from information provided in the financial          For the Year Ended           For the Period
MERRILL LYNCH        statements.                                                     October 31,              Dec. 22, 1999+
LARGE CAP                                                                  -----------------------------      to October 31,
VALUE FUND           Increase (Decrease) in Net Asset Value:                   2002              2001              2000
============================================================================================================================

Per Share            Net asset value, beginning of period .............    $     10.62       $     11.61       $     10.00
Operating                                                                  -----------       -----------       -----------
Performance:         Investment income (loss)--net ....................            .04++             .04++              --@@
                     Realized and unrealized gain (loss) on investments
                     from the Portfolio--net ..........................           (.52)            (1.02)             1.61
                                                                           -----------       -----------       -----------
                     Total from investment operations .................           (.48)             (.98)             1.61
                                                                           -----------       -----------       -----------
                     Less dividends from return of capital--net .......             --              (.01)               --
                                                                           -----------       -----------       -----------
                     Net asset value, end of period ...................    $     10.14       $     10.62       $     11.61
                                                                           ===========       ===========       ===========
============================================================================================================================
Total Investment     Based on net asset value per share ...............         (4.52%)           (8.43%)           16.10%@
Return:**                                                                  ===========       ===========       ===========
============================================================================================================================
Ratios to Average    Expenses, net of reimbursement+++ ................          1.28%             1.29%             1.74%*
Net Assets:                                                                ===========       ===========       ===========
                     Expenses+++ ......................................          1.28%             1.29%             3.78%*
                                                                           ===========       ===========       ===========
                     Investment income (loss)--net ....................           .49%              .32%             (.25%)*
                                                                           ===========       ===========       ===========
============================================================================================================================
Supplemental         Net assets, end of period (in thousands) .........    $    46,020       $    37,190       $     8,377
Data:                                                                      ===========       ===========       ===========
============================================================================================================================


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Portfolio's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

MERRILL LYNCH
LARGE CAP
VALUE FUND

1. Significant Accounting Policies:

Merrill Lynch Large Cap Value Fund of Merrill Lynch Large Cap Series Funds, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified mutual fund. The Fund seeks to achieve its investment objective by investing all of its assets in the Master Large Cap Value Portfolio (the "Portfolio"), which is a portfolio of Master Large Cap Series Trust that has the same investment objective as the Fund. The value of the Fund's investment in the Portfolio reflects the Fund's proportionate interest in the net assets of the Portfolio. The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The percentage of the Portfolio owned by the Fund at October 31, 2002 was 99.2%. The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- The Fund records its investment in the Portfolio at fair value. Valuation of securities held by the Portfolio is discussed in
Note 1a of the Portfolio's Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income and expenses -- The Fund records daily its proportionate share of the Portfolio's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

(c) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, withholding taxes may be imposed on interest, dividends and capital gains at various rates.

(d) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(e) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

(f) Investment transactions -- Investment transactions in the Portfolio are accounted for on a trade date basis.

(g) Reclassification -- Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $739 have been reclassified between paid-in capital in excess of par and accumulated net realized capital losses and $118,909 has been reclassified between paid-in capital in excess of par and undistributed net investment income. These reclassifications have no effect on net assets or net asset values per share.


                                    12 & 13

                            Merrill Lynch Large Cap Value Fund, October 31, 2002
NOTES TO FINANCIAL STATEMENTS (concluded)

MERRILL LYNCH
LARGE CAP
VALUE FUND

2. Transactions with Affiliates:

The Fund has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of ..25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. FAM has entered into a contractual arrangement with the Fund under which the expenses incurred by each class of shares of the Fund (excluding distribution and/or account maintenance fees) will not exceed 1.50%. This arrangement expired on October 31, 2002 and was not renewed.

The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                Account         Distribution
                                              Maintenance Fee        Fee
--------------------------------------------------------------------------------
Class B ................................            .25%             .75%
Class C ................................            .25%             .75%
Class D ................................            .25%              --
--------------------------------------------------------------------------------
Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended October 31, 2002, FAMD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Fund's Class D Shares as follows:

--------------------------------------------------------------------------------
                                                  FAMD             MLPF&S
--------------------------------------------------------------------------------
Class A............................             $    8            $    142
Class D............................             $7,708            $116,201
--------------------------------------------------------------------------------
For the year ended October 31, 2002, MLPF&S received contingent deferred sales charges of $577,519 and $26,119 relating to transactions in Class B and Class C Shares, respectively.

Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, FAMD, FDS, and/or ML & Co.

3. Investments:

Increases and decreases in the Fund's investment in the Portfolio for the year ended October 31, 2002 were $107,395,073 and $22,679,304, respectively.

4. Capital Share Transactions:

Net increase in net assets derived from capital share transactions was $89,427,595 and $273,952,466 for the years ended October 31, 2002 and October 31, 2001, respectively.

Transactions in capital shares for each class were as follows:
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2002                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ......................                4,259,603       $  49,669,655
Shares redeemed ..................               (1,717,895)        (19,269,001)
                                                 ----------       -------------
Net increase .....................                2,541,708       $  30,400,654
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2001                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ..............................        3,716,478       $  42,078,178
Shares issued to shareholders in
reinvestment of dividends ................            2,924              32,370
                                                 ----------       -------------
Total issued .............................        3,719,402          42,110,548
Shares redeemed ..........................       (1,114,372)        (12,366,162)
                                                 ----------       -------------
Net increase .............................        2,605,030       $  29,744,386
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2002                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ......................                6,025,209       $  68,249,425
Shares redeemed ..................               (4,430,899)        (48,486,592)
                                                 ----------       -------------
Net increase .....................                1,594,310       $  19,762,833
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2001                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ............................         14,899,603       $ 166,743,956
Shares issued to shareholders in
reinvestment of dividends ..............                430               4,717
                                                 ----------       -------------
Total issued ...........................         14,900,033         166,748,673
Shares redeemed ........................         (2,031,084)        (22,326,025)
                                                 ----------       -------------
Net increase ...........................         12,868,949       $ 144,422,648
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2002                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ......................                4,379,496       $  48,906,399
Shares redeemed ..................               (2,153,830)        (23,471,469)
                                                 ----------       -------------
Net increase .....................                2,225,666       $  25,434,930
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2001                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ..............................        7,101,791       $  79,534,152
Shares issued to shareholders in
reinvestment of dividends ................              246               2,703
                                                 ----------       -------------
Total issued .............................        7,102,037          79,536,855
Shares redeemed ..........................       (1,045,336)        (11,530,008)
                                                 ----------       -------------
Net increase .............................        6,056,701       $  68,006,847
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class D Shares for the Year                                           Dollar
Ended October 31, 2002                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ......................                2,738,977       $  31,744,144
Shares redeemed ..................               (1,701,757)        (17,914,966)
                                                 ----------       -------------
Net increase .....................                1,037,220       $  13,829,178
                                                 ==========       =============
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class D Shares for the Year                                           Dollar
Ended October 31, 2001                              Shares            Amount
--------------------------------------------------------------------------------
Shares sold ..............................        3,855,876       $  43,476,133
Shares issued to shareholders in
reinvestment of dividends ................            1,803              19,906
                                                 ----------       -------------
Total issued .............................        3,857,679          43,496,039
Shares redeemed ..........................       (1,076,023)        (11,717,454)
                                                 ----------       -------------
Net increase .............................        2,781,656       $  31,778,585
                                                 ==========       =============
--------------------------------------------------------------------------------
5. Distributions to Shareholders:

The tax character of distributions paid during the fiscal years ended October 31, 2002 and October 31, 2001 was as follows:

--------------------------------------------------------------------------------
                                                10/31/2002        10/31/2001
--------------------------------------------------------------------------------
Distributions paid from:
  Ordinary income ........................       $       --       $      65,594
                                                 ----------       -------------
Total taxable distributions ..............       $       --       $      65,594
                                                 ==========       =============
--------------------------------------------------------------------------------
As of October 31, 2002, the components of accumulated losses on a tax basis were as follows:

--------------------------------------------------------------------------------
Undistributed ordinary income--net......................        $          --
Undistributed long-term capital gains--net ..............                  --
                                                                 ------------
Total undistributed earnings--net .......................                  --
Capital loss carryforward ...............................         (41,574,810)*
Unrealized losses--net ..................................         (11,320,774)**
                                                                 ------------
Total accumulated losses--net ...........................        $(52,895,584)
                                                                 ============
--------------------------------------------------------------------------------
 * On October 31, 2002, the Fund had a net capital loss carryforward of $41,574,810, of which $119,492 expires in 2008, $17,784,252 expires in
      2009 and $23,671,066 expires in 2010. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized losses is attributable primarily to the tax deferral of losses on wash sales.

                                    14 & 15

                            Merrill Lynch Large Cap Value Fund, October 31, 2002
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders, Merrill Lynch Large Cap Value Fund (One of the Series constituting Merrill Lynch Large Cap Series Funds, Inc.):

We have audited the accompanying statement of assets and liabilities of Merrill Lynch Large Cap Value Fund as of October 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period December 22, 1999 (commencement of operations) to October 31, 2000. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Large Cap Value Fund as of October 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
December 10, 2002

SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)

                    Master Large Cap Value Portfolio

                    ================================================================================================================

                                                                                                                             Percent
                                                Shares                                                                        of Net
SECTOR              Industry                     Held                       Investments                            Value       Asset
====================================================================================================================================

Consumer            Hotels, Restaurants &       23,000  +Harrah's Entertainment, Inc.                        $     966,000    0.2%
Discretionary       Leisure                    123,000  +Mandalay Resort Group                                   3,479,670    0.9
                                               122,000  +YUM! Brands, Inc.                                       2,748,660    0.7

                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables         110,000   American Greetings Corporation (Class A)                1,654,400    0.4
                                               177,000   D.R. Horton, Inc.                                       3,410,790    0.9
                                                88,000   Fortune Brands, Inc.                                    4,405,280    1.1
                                                71,000   Lennar Corporation                                      3,917,070    1.0
                                                65,000  +Mohawk Industries, Inc.                                 3,480,750    0.9
                                               145,000   Newell Rubbermaid Inc.                                  4,700,900    1.2
                                                81,000   Pulte Corporation                                       3,719,520    1.0
                                                60,000   Whirlpool Corporation                                   2,796,600    0.7

                    ----------------------------------------------------------------------------------------------------------------
                    Leisure Equipment &        146,000   Eastman Kodak Company                                   4,810,700    1.2
                    Products                   201,000   Mattel, Inc.                                            3,690,360    1.0

                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail           153,000   Dillard's, Inc. (Class A)                               2,522,970    0.7
                                               180,000   J.C. Penney Company, Inc.                               3,429,000    0.9

                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail           332,000  +AutoNation, Inc.                                        3,522,520    0.9
                                                44,000  +AutoZone, Inc.                                          3,773,880    1.0
                                               123,000 +Borders Group, Inc.                                      2,119,290    0.5
                                               208,000  The Limited, Inc.                                        3,259,360    0.8
                                               233,000 +Office Depot, Inc.                                       3,352,870    0.9
                                                88,000  Ross Stores, Inc.                                        3,682,800    1.0

                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel          137,000   Liz Claiborne, Inc.                                     4,071,640    1.1
                    & Luxury Goods             138,000  +Reebok International Ltd.                               3,898,500    1.0

                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Consumer Discretionary (Cost--$74,678,391)       77,413,530   20.0
====================================================================================================================================
Consumer Staples    Beverages                   58,000   Adolph Coors Company (Class B)                          3,971,840    1.0
                                                17,000   Anheuser-Busch Companies, Inc.                            896,920    0.2
                                               177,000   Coca-Cola Enterprises Inc.                              4,219,680    1.1
                                               157,000  +Constellation Brands, Inc. (Class A)                    3,976,810    1.0
                                               135,000   The Pepsi Bottling Group, Inc.                          3,638,250    1.0

                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing      253,000   Winn-Dixie Stores, Inc.                                 3,800,060    1.0
                    ----------------------------------------------------------------------------------------------------------------



                                    16 & 17

                            Merrill Lynch Large Cap Value Fund, October 31, 2002
SCHEDULE OF INVESTMENTS (continued)                            (in U.S. dollars)


                    Master Large Cap Value Portfolio (continued)

                    ================================================================================================================

                                                                                                                             Percent
                                                Shares                                                                        of Net
SECTOR              Industry                     Held                       Investments                            Value       Asset
====================================================================================================================================

Consumer Staples    Food Products              209,000   ConAgra, Inc.                                          $  5,068,250    1.3%
(concluded)                                    122,000   Kellogg Company                                           3,886,920    1.0
                                               210,000   Sara Lee Corporation                                      4,794,300    1.2
                                               337,000   Tyson Foods, Inc. (Class A)                               3,730,590    1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Household Products         104,000   The Clorox Company                                        4,672,720    1.2
                                               101,000   The Procter & Gamble Company                              8,933,450    2.3
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                    170,000   Philip Morris Companies Inc.                              6,927,500    1.8
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Consumer Staples (Cost--$56,416,468)               58,517,290   15.1
====================================================================================================================================
Energy              Oil & Gas                  456,000   Exxon Mobil Corporation                                  15,348,960    4.0
                                               162,000   Occidental Petroleum Corporation                          4,621,860    1.2

                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Energy (Cost--$23,690,527)                         19,970,820    5.2
====================================================================================================================================
Financials          Banks                      227,000   AmSouth Bancorporation                                    4,449,200    1.1
                                               130,000   Astoria Financial Corporation                             3,403,400    0.9
                                               212,000   Bank of America Corporation                              14,797,600    3.8
                                               112,000   Banknorth Group, Inc.                                     2,595,040    0.7
                                                53,000   City National Corporation                                 2,398,250    0.6
                                                83,000   Commerce Bancorp, Inc.                                    3,810,530    1.0
                                                70,000   Golden West Financial Corporation                         4,834,200    1.3
                                                95,000   GreenPoint Financial Corp.                                4,139,150    1.1
                                               215,000   Hibernia Corporation (Class A)                            4,237,650    1.1
                                               122,000   Independence Community Bank Corp.                         3,131,740    0.8
                                               200,000   National City Corporation                                 5,426,000    1.4
                                               148,000   New York Community Bancorp, Inc.                          4,297,920    1.1
                                               110,000   North Fork Bancorporation                                 4,230,600    1.1
                                                27,000   Popular, Inc.                                               874,530    0.2
                                                77,000   Roslyn Bancorp, Inc.                                      1,275,044    0.3
                                                88,000   SouthTrust Corporation                                    2,254,560    0.6
                                               402,000   U.S. Bancorp                                              8,478,180    2.2
                                               233,000   Wachovia Corporation                                      8,106,070    2.1
                                                95,000   Washington Federal, Inc.                                  2,342,700    0.6
                                               203,000   Washington Mutual, Inc.                                   7,259,280    1.9
                                                24,000   Webster Financial Corporation                               777,840    0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials      77,000   Allied Capital Corporation                                1,620,850    0.4
                                                77,000   Allied Capital Corporation (Rights) (a)                           0    0.0
                                               187,000   Citigroup Inc.                                            6,909,650    1.8
                                                85,000   Countrywide Credit Industries, Inc.                       4,276,350    1.1
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                  165,000   The Allstate Corporation                                  6,563,700    1.7
                                               132,000   Old Republic International Corporation                    3,934,920    1.0
                                               108,000   The PMI Group, Inc.                                       3,218,400    0.8

                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Financials (Cost--$117,861,070)                   119,643,354   30.9
====================================================================================================================================
Health Care         Health Care Equipment &    133,000  +STERIS Corporation                                        3,528,490    0.9
                    Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers &     61,000   CIGNA Corporation                                         2,204,540    0.6
                    Services                   151,000  +DaVita, Inc.                                              3,619,470    0.9
                                                69,000  +Henry Schein, Inc.                                        3,461,730    0.9
                                               313,000  +Humana Inc.                                               3,812,340    1.0
                                               177,000   Omnicare, Inc.                                            3,846,210    1.0
                                               935,000  +Service Corporation International                         2,945,250    0.8
                                                28,500  +Tenet Healthcare Corporation                                819,375    0.2
                                                38,000   UnitedHealth Group Incorporated                           3,456,100    0.9
                                                44,000  +WellPoint Health Networks Inc.                            3,309,240    0.8
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Health Care (Cost--$32,997,059)                    31,002,745    8.0
====================================================================================================================================
Industrials         Aerospace & Defense         76,000   The B.F. Goodrich Company                                 1,147,600    0.3
                                                88,000   Lockheed Martin Corporation                               5,095,200    1.3
                                               176,000   Raytheon Company                                          5,192,000    1.3
                    ----------------------------------------------------------------------------------------------------------------
                    Air Freight & Logistics    165,000   Ryder System, Inc.                                        3,786,750    1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components             80,000  +Lear Corporation                                          2,924,000    0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services &       77,000   Deluxe Corporation                                        3,558,940    0.9
                    Supplies                    79,000   H & R Block, Inc.                                         3,506,020    0.9
                                                37,000   Pitney Bowes Inc.                                         1,241,350    0.3
                                                45,000   Pittston Brink's Group                                      952,650    0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                   55,000  +AGCO Corporation                                          1,397,000    0.4
                                                42,000   Pentair, Inc.                                             1,387,680    0.4
                                               212,000   The Timken Company                                        3,862,640    1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail                225,000   Norfolk Southern Corporation                              4,545,000    1.2
                                                91,000   Union Pacific Corporation                                 5,373,550    1.4
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Industrials (Cost--$46,328,749)                    43,970,380   11.4
====================================================================================================================================
Information         Communications Equipment   122,000  +Advanced Fibre Communications, Inc.                       1,973,838    0.5
Technology          ----------------------------------------------------------------------------------------------------------------
                    Office Electronics         481,000   IKON Office Solutions, Inc.                               3,405,480    0.9
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Information Technology (Cost--$6,380,598)           5,379,318    1.4
====================================================================================================================================
Materials           Chemicals                  104,000   Eastman Chemical Company                                  3,779,360    1.0
                                                96,000   PPG Industries, Inc.                                      4,514,880    1.2
                                               132,000   RPM, Inc.                                                 1,987,920    0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Containers & Packaging      70,000   Ball Corporation                                          3,390,100    0.9
                                               309,000  +Owens-Illinois, Inc.                                      3,704,910    0.9
                                               201,000  +Pactiv Corporation                                        3,987,840    1.0
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Materials (Cost--$23,097,211)                      21,365,010    5.5
====================================================================================================================================


                                     18 & 19

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

SCHEDULE OF INVESTMENTS (concluded)                            (in U.S. dollars)

                    Master Large Cap Value Portfolio (concluded)
                    ================================================================================================================

                                                                                                                             Percent
                                                Shares                                                                        of Net
SECTOR              Industry                     Held                       Investments                            Value       Asset
====================================================================================================================================

Telecommunication   Diversified                 16,000   SBC Communications Inc.                                $   410,560    0.1%
Services            Telecommunication           54,000   Verizon Communications                                   2,039,040    0.5
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Media                       45,000   Gannett Co., Inc.                                        3,416,850    0.9
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Telecommunication Services (Cost--$5,693,374)      5,866,450    1.5
====================================================================================================================================
Utilities           Electric Utilities         341,000  +Edison International                                     3,427,050    0.9
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Utilities (Cost--$5,707,927)                       3,427,050    0.9
====================================================================================================================================
                                                         Total Investments (Cost--$392,851,374)                 386,555,947   99.9
====================================================================================================================================

                                                 Face
                                                Amount                 Short-Term Securities
====================================================================================================================================
                    Commercial Paper*         $301,000   General Motors Acceptance Corp., 1.98% due 11/01/2002      301,000    0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                         Total Short-Term Securities (Cost--$301,000)               301,000    0.1
====================================================================================================================================

                    Total Investments (Cost--$393,152,374)                                                      386,856,947   100.0
                    Other Assets Less Liabilities                                                                    60,886     0.0
                                                                                                               ------------   -----
                    Net Assets                                                                                 $386,917,833   100.0%
                                                                                                               ============    =====
====================================================================================================================================


  * Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Portfolio.
  +   Non-income producing security.
(a)   The rights may be exercised until 11/21/2002.

      See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES


MASTER LARGE CAP
VALUE PORTFOLIO     As of October 31, 2002
===================================================================================================================================

Assets:             Investments, at value (including securities loaned of $36,709,457) ............
AFF                 (identified cost--$393,152,374) ...............................................                   $386,856,947
                    Investments held as collateral for loaned securities, at value ................                     37,779,800
                    Cash ..........................................................................                          1,084
                    Receivables:
                      Securities sold .............................................................    $ 8,480,532
                      Contributions ...............................................................      1,412,739
                      Dividends ...................................................................        624,018
                      Loaned securities ...........................................................          3,948      10,521,237
                                                                                                       -----------
                    Prepaid expenses and other assets .............................................                         30,821
                                                                                                                     -------------
                    Total assets ..................................................................                    435,189,889
                                                                                                                     -------------
===================================================================================================================================
Liabilities:        Collateral on securities loaned, at value .....................................                     37,779,800
                    Payables:
                      Securities purchased ........................................................      9,611,045
                      Withdrawals .................................................................        651,728
                      Investment adviser ..........................................................        177,341      10,440,114
                                                                                                       -----------
                    Accrued expenses and other liabilities ........................................                         52,142
                                                                                                                     -------------
                    Total liabilities .............................................................                     48,272,056
                                                                                                                     -------------
===================================================================================================================================
Net Assets:         Net assets ....................................................................                   $386,917,833
                                                                                                                      =============
===================================================================================================================================
Net Assets          Investors' capital ............................................................                   $393,213,260
Consist of:         Unrealized depreciation on investments--net ...................................                     (6,295,427)
                                                                                                                      -------------
                    Net assets ....................................................................                   $386,917,833
===================================================================================================================================


      See Notes to Financial Statements.


                                    20 & 21

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

STATEMENT OF OPERATIONS

MASTER LARGE CAP
VALUE PORTFOLIO          For the Year Ended October 31, 2002
===================================================================================================================================
Investment               Dividends (net of $120 foreign withholding tax) ...........................                  $ 6,969,341
Income:                  Securities lending--net ...................................................                       78,569
                         Interest ..................................................................                       14,967
                                                                                                                     ------------
                         Total income ..............................................................                    7,062,877
                                                                                                                     ------------
===================================================================================================================================
Expenses:                Investment advisory fees ..................................................    $  1,995,048
                         Accounting services .......................................................         214,125
                         Professional fees .........................................................          77,599
                         Custodian fees ............................................................          46,992
                         Trustees' fees and expenses ...............................................          20,496
                         Printing and shareholder reports ..........................................           4,336
                         Pricing fees ..............................................................           1,208
                         Other .....................................................................          15,178
                                                                                                        ------------
                         Total expenses ............................................................                    2,374,982
                                                                                                                     ------------
                         Investment income--net ....................................................                    4,687,895
                                                                                                                     ------------
===================================================================================================================================
Realized &               Realized loss on investments--net .........................................                  (26,670,388)
Unrealized Loss          Change in unrealized depreciation on investments--net                                         (4,948,662)
On Investments--Net:                                                                                                 ------------
                         Total realized and unrealized loss on investments--net ....................                  (31,619,050)
                                                                                                                     ------------
                         Net Decrease in Net Assets Resulting from Operations ......................                 ($26,931,155)
                                                                                                                     ============
===================================================================================================================================

      See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                            For the Year Ended
                                                                                                               October 31,
MASTER LARGE CAP                                                                                     -------------------------------
VALUE PORTFOLIO   Increase (Decrease) in Net Assets:                                                        2002             2001
====================================================================================================================================
Operations:       Investment income--net .............................................              $   4,687,895     $  2,675,465
                  Realized loss on investments--net ..................................                (26,670,388)     (20,070,558)
                  Change in unrealized appreciation/depreciation on investments--net .                 (4,948,662)      (4,593,919)
                                                                                                    -------------     --------------
                  Net decrease in net assets resulting from operations ...............                (26,931,155)     (21,989,012)
                                                                                                    -------------     --------------
====================================================================================================================================
Net Capital       Proceeds from contributions ........................................                109,576,366      335,579,777
Transactions:     Fair value of withdrawals ..........................................                (23,946,550)     (62,509,934)
                                                                                                    -------------      -------------
                  Net increase in net assets derived from capital transactions .......                 85,629,816      273,069,843
                                                                                                    -------------      -------------
====================================================================================================================================
Net Assets:       Total increase in net assets .......................................                 58,698,661      251,080,831
                  Beginning of year ..................................................                328,219,172       77,138,341
                                                                                                    -------------     --------------
                  End of year ........................................................              $ 386,917,833     $328,219,172
                                                                                                    =============     ==============
====================================================================================================================================

      See Notes to Financial Statements.


                                    22 & 23

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

FINANCIAL HIGHLIGHTS


                                                                                                 For the           For the Period
                                                                                               Year Ended            December 22,
                                                                                               October 31,             1999+ to
MASTER LARGE CAP      The following ratios have been derived                            --------------------------   October 31,
VALUE PORTFOLIO       from information provided in the financial statements.               2002            2001         2000
====================================================================================================================================
Total Investment                                                                            (3.40%)             --            --
Return:**                                                                               ==========      ==========    ==========
====================================================================================================================================
Ratios to Average     Expenses, net of reimbursement ......................                   .60%            .67%        1.24%*
Net Assets:                                                                             ==========      ==========    ==========
                      Expenses ............................................                   .60%            .67%        1.63%*
                                                                                        ==========      ==========    ==========
                      Investment income--net ..............................                  1.17%            .96%         .17%*
                                                                                        ==========      ==========    ==========
====================================================================================================================================
Supplemental          Net assets, end of period (in thousands) ............             $  386,918      $  328,219      $ 77,138
Data:                                                                                   ==========      ==========    ==========
                      Portfolio turnover ..................................                136.92%         168.54%        81.99%
                                                                                        ==========      ==========    ==========
====================================================================================================================================

 *    Annualized.
** Total return is required to be disclosed for fiscal years beginning after December 15, 2000.
 +    Commencement of operations.

      See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

MASTER LARGE CAP
VALUE PORTFOLIO

1. Significant Accounting Policies:

Master Large Cap Value Portfolio (the "Portfolio") is part of Master Large Cap Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Portfolio, subject to certain limitations. The Portfolio's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Portfolio.

(a) Valuation of investments -- Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last available bid price to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments -- The Portfolio may engage in various portfolio investment techniques to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of investments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Portfolio may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options -- The Portfolio is authorized to purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or


                                    24 & 25

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

NOTES TO FINANCIAL STATEMENTS (concluded)

MASTER LARGE CAP
VALUE PORTFOLIO

added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.
o Forward foreign exchange contracts -- The Portfolio is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures -- The Portfolio may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Portfolio, sold by the Portfolio but not yet delivered, or committed or anticipated to be purchased by the Portfolio.

(c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes -- The Portfolio is classified as a partnership for Federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Accordingly, as a "pass through" entity, the Portfolio pays no income dividends or capital gains distribution. Therefore, no Federal income tax provision is required. It is intended that the Portfolio's assets will be managed so that an investor in the Portfolio can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income -- Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income is recognized on the accrual basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(f) Securities lending -- The Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Portfolio receives securities as collateral for the loaned securities, the Portfolio typically receives the income on both the loaned securities and the collateral and, as a result, the Portfolio's yield may increase. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Portfolio may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Portfolio may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates: The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Portfolio's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Portfolio. For such services, the Portfolio pays a monthly fee at an annual rate of .50% of the average daily value of the Portfolio's net assets.

For the year ended October 31, 2002, the Fund reimbursed FAM $20,088 for certain accounting services.

The Portfolio has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") or its affiliates. As of October 31, 2002, the Portfolio lent securities with a value of $9,862,487 to MLPF&S or its affiliates. Pursuant to that order, the Fund also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Portfolio, invest cash collateral received by the Portfolio for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of October 31, 2002, cash collateral of $17,000,910 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $20,778,890 was invested in the Merrill Lynch Premier Institutional Fund. For the year ended October 31, 2002, QA Advisors received $30,762 in securities lending agent fees.

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 2002 were $634,399,295 and $544,205,387, respectively.

Net realized losses for the year ended October 31, 2002 and net unrealized losses as of October 31, 2002 were as follows:

--------------------------------------------------------------------------------
                                                Realized            Unrealized
                                                 Losses               Losses
--------------------------------------------------------------------------------
Long-term investments ..............         $(26,670,388)       $ (6,295,427)
                                             ------------        ------------
Total ..............................         $(26,670,388)       $ (6,295,427)
                                             ============        ============
--------------------------------------------------------------------------------
As of October 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $11,413,122, of which $27,374,101 related to appreciated securities and $38,787,223 related to depreciated securities. At October 31, 2002, the aggregate cost of investments for Federal income tax purposes was $398,270,069.

4. Short-Term Borrowings:

The Portfolio along with certain other funds managed by FAM and its affiliates, is party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Portfolio may borrow under the credit agreement to fund investor withdrawals and for other lawful purposes other than for leverage. The Portfolio may borrow up to the maximum amount allowable under the Portfolio's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Portfolio pays a commitment fee of .09% per annum based on the Portfolio's pro rata share of the unused portion of the facility. Amounts borrowed under the facility bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Portfolio did not borrow under the facility during the year ended October 31, 2002.


                                    26 & 27

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Large Cap Value Portfolio
(One of the Series constituting Master Large
Cap Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Large Cap Value Portfolio as of October 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period December 22, 1999 (commencement of operations) to October 31, 2000. These financial statements and the financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Large Cap Value Portfolio as of October 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
December 10, 2002

OFFICERS AND DIRECTORS/TRUSTEES

                                                                                                         Number of        Other
                                                                                                       Portfolios in  Directorships
                                  Position(s) Length                                                    Fund Complex     Held by
                                     Held     of Time                                                   Overseen by     Director/
Name               Address & Age  with Fund   Served     Principal Occupation(s) During Past 5 Years   Director/Trustee  Trustee
------------------------------------------------------------------------------------------------------------------------------------
Interested Director/Trustee
------------------------------------------------------------------------------------------------------------------------------------
Terry K. Glenn*    P.O. Box 9011  President  1999 to  Chairman, Americas Region since 2001 and            117 Funds        None
                   Princeton, NJ  and        present  Executive Vice President since 1983 of Fund      162 Portfolios
                   08543-9011     Director/           Asset Management, L.P. ("FAM") and Merrill
                   Age: 62        Trustee             Lynch Investment Managers, L.P. ("MLIM");
                                                      President of Merrill Lynch Mutual Funds since
                                                      1999; President of FAM Distributors, Inc.
                                                      ("FAMD") since 1986 and Director thereof since
                                                      1991; Executive Vice President and Director of
                                                      Princeton Services, Inc. ("Princeton Services")
                                                      since 1993; President of Princeton
                                                      Administrators, L.P. since 1988; Director
                                                      of Financial Data Services, Inc. since 1985.
                 -------------------------------------------------------------------------------------------------------------------
                 * Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which
                   FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment
                   Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice Presidentof FAM
                   and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton
                   Administrators, L.P. The Director's/Trustee's term is unlimited. Directors/Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund President, Mr.
                   Glenn serves at the pleasure of the Board of Directors/Trustees.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Number of        Other
                                                                                                       Portfolios in  Directorships
                                  Position(s) Length                                                    Fund Complex     Held by
                                     Held     of Time                                                   Overseen by     Director/
Name               Address & Age  with Fund   Served* Principal Occupation(s) During Past 5 Years     Director/Trustee  Trustee
------------------------------------------------------------------------------------------------------------------------------------
Interested Director/Trustee
------------------------------------------------------------------------------------------------------------------------------------
James H. Bodurtha  P.O. Box 9011  Director/  1999 to  Director and Executive Vice President, The          42 Funds         None
                   Princeton, NJ  Trustee    present  China Business Group, Inc. since 1996;           61 Portfolios
                   08543-9011                         Chairman, Berkshire Holding Corporation
                   Age: 58                            since 1980.
------------------------------------------------------------------------------------------------------------------------------------
Joe Grills         P.O. Box 9011  Director/  2002 to  Member of Committee on Investment of Employee       42 Funds     Kimco
                   Princeton, NJ  Trustee    present  Benefit Assets of the Association for Financial  61 Portfolios   Realty
                   08543-9011                         Professionals since 1986.
                   Age: 67
------------------------------------------------------------------------------------------------------------------------------------
Herbert I. London  P.O. Box 9011  Director/  1999 to  John M. Olin Professor of Humanities, New York      42 Funds         None
                   Princeton, NJ  Trustee    present  University since 1993.                           61 Portfolios
                   08543-9011
                   Age: 63
------------------------------------------------------------------------------------------------------------------------------------
Andre F. Perold    P.O. Box 9011  Director/  1999 to  George Gund Professor of Finance and Banking,       42 Funds         None
                   Princeton, NJ  Trustee    present  Harvard School of Business since 2000; Finance   61 Portfolios
                   08543-9011                         Area Chair since 1996.
                   Age: 50
------------------------------------------------------------------------------------------------------------------------------------

                                     28 & 29

                            Merrill Lynch Large Cap Value Fund, October 31, 2002

OFFICERS AND DIRECTORS/TRUSTEES (concluded)

                                                                                                         Number of        Other
                                                                                                       Portfolios in  Directorships
                                  Position(s) Length                                                    Fund Complex     Held by
                                     Held     of Time                                                   Overseen by     Director/
Name               Address & Age  with Fund   Served     Principal Occupation(s) During Past 5 Years   Director/Trustee  Trustee
------------------------------------------------------------------------------------------------------------------------------------
Interested Director/Trustee (concluded)
------------------------------------------------------------------------------------------------------------------------------------
Roberta Cooper     P.O. Box 9011  Director/  1999 to  Shareholder, Modrall, Sperling, Roehl, Harris &     42 Funds     Cooper's,
Ramo               Princeton, NJ  Trustee    present  Sisk, P.A. since 1993.                           61 Portfolios   Inc.;
                   08543-9011                                                                                          ECMC, Inc.
                   Age: 60
------------------------------------------------------------------------------------------------------------------------------------
Robert S.          P.O. Box 9011  Director/  2002 to  Principal of STI Management since 1994;             42 Funds         None
Salomon, Jr.       Princeton, NJ  Trustee    present  Director, Rye Country Day School since 2001.     61 Portfolios
                   08543-9011
                   Age: 66
------------------------------------------------------------------------------------------------------------------------------------
Melvin R. Seiden   P.O. Box 9011  Director/  2002 to  Director, Silbanc Properties, Ltd.(real estate,     42 Funds         None
                   Princeton, NJ  Trustee    present  investment and consulting) since 1987.           61 Portfolios
                   08543-9011
                   Age: 72
------------------------------------------------------------------------------------------------------------------------------------
Stephen B.         P.O. Box 9011  Director/  2002 to  Chairman, Fernwood Advisors since 1996.             42 Funds     Interna-
Swensrud           Princeton, NJ  Trustee    present                                                   61 Portfolios   tional
                   08543-9011                                                                                          Mobile
                   Age: 69                                                                                             Communi-
                                                                                                                       cations, Inc.

                 -------------------------------------------------------------------------------------------------------------------
                 * The Director's/Trustee's term is unlimited. Directors/Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
------------------------------------------------------------------------------------------------------------------------------------

                                   Position(s) Length
                                      Held     of Time
Name                 Address & Age  with Fund  Served*                    Principal Occupation(s) During Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------
Fund/Trust Officers
------------------------------------------------------------------------------------------------------------------------------------

Donald C. Burke      P.O. Box 9011  Vice       1999 to  First Vice President of FAM and MLIM since 1997 and Treasurer thereof since
                     Princeton, NJ  President  present  1999; Senior Vice President and Treasurer of Princeton Services since 1999;
                     08543-9011     and                 Vice President of FAMD since 1999; Vice President of FAM and MLIM from
                     Age: 42        Treasurer           1990 to 1997; Director of Taxation of MLIM since 1990.
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Doll, Jr.  P.O. Box 9011  Senior     1999 to  President and Global Chief Investment Officer of MLIM and member of the
                     Princeton, NJ  Vice       present  Executive Management Committee of ML & Co., Inc. since 2001; Chief
                     08543-9011     President           Investment Officer, Senior Vice President and Co-Head of MLIM Americas from
                     Age: 49        and                 1999 to 2001; Chief Investment Officer of Oppenheimer Funds, Inc. from 1987
                                    Portfolio           to 1999 and Executive Vice President from 1991 to 1999.
                                    Manager
------------------------------------------------------------------------------------------------------------------------------------
Linda J. Gardner     P.O. Box 9011  Vice       1999 to  Vice President and Chief Administrative Officer, Equities, of the Investment
                     Princeton, NJ  President  present  Adviser since 1999; Manager of Equity Administration of Oppenheimer Funds,
                     08543-9011                         Inc. from 1991 to 1999.
                     Age: 40
------------------------------------------------------------------------------------------------------------------------------------
Susan B. Baker       P.O. Box 9011  Secretary  2002 to  Director (Legal Advisory) of the Manager since 1999; Vice President of the
                     Princeton, NJ             present  Manager from 1993 to 1999; Attorney associated with the Manager since 1987.
                     08543-9011
                     Age: 45

                 -------------------------------------------------------------------------------------------------------------------
                 * Officers of the Fund/Trust serve at the pleasure of the Board of Directors/Trustees.
------------------------------------------------------------------------------------------------------------------------------------

Further information about the Fund's Officers and Directors/Trustees is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.

Custodian

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109-3661

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863


                                     30 & 31

[LOGO] Merrill Lynch Investment Managers

                                                              [GRAPHICS OMITTED]
This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Merrill Lynch Large Cap Value Fund of
Merrill Lynch Large Cap Series Funds, Inc.
Box 9011
Princeton, NJ
08543-9011

[RECYCLED LOGO] Printed on post-consumer recycled paper           #CAPVAL--10/02